UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
February 21, 2007

NORTHROP GRUMMAN CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16411	No. 95-4840775
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
1840 Century Park East, Los Angeles, California 90067
(Address of Principal Executive Offices)
(310) 553-6262
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Accelerated Share Repurchase Agreement
On February 21, 2007, Northrop Grumman Corporation (the “Company”) entered into a $600 million accelerated share repurchase (“ASR”) agreement with Credit Suisse, New York Branch (“CSNY”). Under the ASR agreement, the Company will purchase 7,969,185 shares of its common stock at a price per share of $75.29. This ASR agreement is entered into pursuant to the Company’s $1.5 billion stock repurchase program announced on October 25, 2005, under which $176 million is remaining, and the Company’s $1.0 billion stock repurchase program announced on December 14, 2006. Together these programs constitute a total balance of $1.176 billion authorized for share repurchases prior to the announcement of the ASR transaction on February 21, 2007.
Under the ASR agreement, CSNY plans to purchase an equivalent number of shares of common stock in the open market from time to time until it has acquired that number. At the end of this period, the Company may receive or be required to remit a price adjustment based upon the volume weighted average price of its common shares purchased by CSNY during the period. The purchase price adjustment can be settled, at the option of the Company, in cash or in shares of its common stock.
The foregoing description of the ASR agreement does not purport to be complete. For an understanding of the terms and provisions, reference should be made to the ASR agreement, attached as Exhibit 10.1 to this Report.

Section 2—Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 2.03(a)
In connection with the funding of the ASR transaction described in Item 1.01 of this Report, the Company will draw down at the closing of the transaction on February 26, 2007, the amount of $350 million under its Credit Agreement dated as of August 5, 2005, among the Company, as Borrower; Northrop Grumman Systems Corporation and Northrop Grumman Space & Mission Systems Corp., as Guarantors; the Lenders party thereto; JPMorgan Chase Bank, N.A,, as Payment Agent, an Issuing Bank, Swingline Lender and Administrative Agent; Credit Suisse, as Administrative Agent; Citicorp USA, Inc., as Syndication Agent; Deutsche Bank Securities Inc. and the Royal Bank of Scotland PLC, as Documentation Agents; and BNP Paribas and Lloyds TSB Bank PLC, as Co-Documentation Agents. The Company’s obligation for the borrowing under the Credit Agreement will mature on March 27, 2007. The Company’s Form 8-K dated and filed August 5, 2005 provides a summary of the material terms of the Credit Agreement, which is filed as Exhibit 10.1 to that Form 8-K. After giving effect to this borrowing, $1.650 billion of aggregate capacity remains available under the Credit Agreement.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit 10.1	Accelerated Share Repurchase Agreement, dated February 21, 2007 between Northrop Grumman Corporation and Credit Suisse, New York Branch

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION (Registrant)

By:	/s/ STEPHEN D. YSLAS

Stephen D. Yslas
Corporate Vice President, Secretary
and Deputy General Counsel
Date: February 22, 2007

EXHIBIT INDEX

Exhibit No.
Exhibit 10.1	Accelerated Share Repurchase Agreement, dated February 21, 2007 between Northrop Grumman Corporation and Credit Suisse, New York Branch

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